UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): May 18, 2016

ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)

2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)

(281) 933-3339
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Results of Annual Meeting of Stockholders

On May 18, 2016, ION Geophysical Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) in Houston, Texas. Of the 10,827,118¹ shares of common stock outstanding and entitled to vote as of the record date, 9,182,858 shares (84.81%) were present or represented by proxy at the Meeting.  At the Meeting, the Company’s stockholders approved all of the nominees and proposals, specifically (1) the election of David H. Barr, Franklin Meyers and S. James Nelson, Jr. as directors to hold office until the 2019 Annual Meeting of Stockholders or until their successors are elected, (2) the compensation of the Company’s executive officers and (3) the ratification of Grant Thornton LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. In the non-binding advisory vote to approve the compensation of the Company’s executive officers, approximately 75.94% of the votes cast on the proposal voted to approve the compensation of the Company’s executive officers.

The results of the voting on the matters submitted to the stockholders were as follows:

	Votes Cast For	Votes Withheld
1. Election of Directors for a Three-Year Term Expiring in 2019
David H. Barr	6,479,092	117,486
Franklin Myers	6,478,486	118,092
S. James Nelson, Jr.	6,486,137	110,441

	For	Against	Abstain	Broker Non- Votes
2. Advisory Vote to Approve Executive Compensation	5,009,415	1,501,887	85,276	2,586,280
3. Ratification of Grant Thornton LLC as Independent Registered Public Accountants	9,137,094	18,928	26,836	—
In addition, the terms of the following directors continued after the Meeting:

R. Brian Hanson
Hao Huimin
Michael C. Jennings
James M. Lapeyre, Jr.
John N. Seitz

¹Due to an administrative error, the Proxy Statement for the Meeting misstated the number of shares of Common Stock issued and outstanding on the March 31, 2016 record date and entitled to vote at the Meeting. The correct number is 10,827,118 shares of Common Stock (and not 11,335,545 shares as shown on page 1 and 6 of the Proxy Statement). The presence of the holders of at least 5,413,560 shares of Common Stock required to establish a quorum (and not 5,667,773 shares as shown on page 6 of the Proxy Statement).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2016	ION GEOPHYSICAL CORPORATION
By: /s/ JAMEY S. SEELY Jamey S. Seely Executive Vice President, General Counsel and Corporate Secretary